Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-148058 on Form S-8 of our reports dated May 4, 2009, relating to the financial statements of E-House (China) Holdings Ltd., and the effectiveness of E-House (China) Holdings Ltd.’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of E-House (China) Holdings Ltd. for the year ended December 31, 2008.
/s/ Deloitte Touche Tohmatsu CPA Ltd.
Shanghai, China
May 4, 2009